Exhibit 10.3

                         WORLDWIDE LICENSING AGREEMENT

THIS AGREEMENT is dated April 21, 2005.

BETWEEN:

               E-VISION TECHNOLOGIES INC., a British Columbia company, having its place of business at 7333 River Road, Delta, BC V4G 1B1;

               (the "Licensor")


AND:

               VISUALANT, INCORPORATED, a Nevada corporation, having its place of business at Suite 406, 500 Union Street, Seattle, WA 98101;

               (the "Licensee")

WHEREAS:

A. The Licensor is the developer, owner and patent applicant for use of the technology described in Schedule "A" attached to this Agreement (the "Technology");

B. The Licensor has agreed, on the terms of this Agreement, to grant unto the Licensee the sole right and capacity to employ the Technology on a worldwide basis (such geographical jurisdictions hereinafter referred to as the "Territory"), subject only to the exclusion described in Schedule "A" attached to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                     GRANT
                                   ---------

1.1 Grant of License. The Licensor hereby grants unto the Licensee a license to employ the Technology in the Territory for all purposes including, without limitation, all currently known or to be discovered applications of the Technology, subject only to the exclusion described in Schedule "A" attached to this Agreement.

1.2 Technical Assistance, The Licensor will, at cost, provide to the Licensee all necessary technical assistance as may be required by the Licensee to employ the Technology.

                                   ARTICLE II
                                 FEES AND COSTS
                                 --------------

2.1 License Fee. As consideration for the grant of the license herein for the Territory, the Licensee will pay to the Licensor a fee of 10,000 Common shares of the Licensee.

2.2 Costs. The Licensee shall bear all costs of employing the Technology, and shall bear all legal costs and transactional costs.

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                                  ARTICLE III
                             TRADEMARKS AND PATENTS
                             ----------------------

3.1  Trademarks and Patents.  The Licensee agrees that all  trademarks,  patents and other intellectual property and proprietary information of the Technology and all improvements, derivatives or successors belong to and shall belong to the Licensor, and that the fee for the trademarks, patents and proprietary information for use by the Licensee is acknowledged to be included in the fee paid by the Licensee to the Licensor.

                                   ARTICLE IV
                            RELATIONSHIP OF PARTIES
                            -----------------------

4.1 independent Contractor. The relationship between the Licensee and the Licensor is that of independent contractors. The parties to this Agreement are not partners, nor shall they be construed as the same, nor, except as specifically permitted from time to time, shall either party hold itself out as the agent or representative of the other party.

                                   ARTICLE V
                                      TERM
                                   ---------

5.1 Term. This Agreement shall be effective commencing the date of execution herein below stated, and shall continue for a term of Five (5) years and be automatically renewed, subject to termination in accordance with this Agreement.

                                   ARTICLE VI
                          NO RESTRICTION TO TERRITORY
                          ----------------------------

6.1 No Restriction to Territory. The Licensee covenants, agrees and warrants with the Licensor that the license is extended on a worldwide basis for the term of this agreement.

                                  ARTICLE VII
                             PROPRIETARY INDEMNITY
                             ---------------------

7.1 Protection. The Licensor and the Licensee covenant and agree to use their best efforts to protect the Technology from any infringement by other parties.

                                  ARTICLE VIII
                                   ASSIGNMENT
                                  ------------

8.1 Assignment. This Agreement and any rights or interests hereunder may be assigned by the Licensee, with the prior written permission of the Licensor to all of the terms and conditions of an assignment or sublicense, which permission shall not be unreasonably withheld.

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                                   ARTICLE IX
                            DEFAULT AND TERMINATION
                            -----------------------

9.1 Default. In the event that a party hereof breaches a term of this Agreement, the injured party may terminate the Agreement if the defaulting party has not remedied the default within sixty (60) days of notice of the default. If the injured party does not wish to terminate the Agreement for default, it may instead insist and enforce specific performance.

9.2 Termination. In the event that this Agreement is terminated, the Licensee shall return to the Licensor all information and documents it may have in respect to the Technology, return all Technology in its possession, and cease employing the Technology.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

10.1 Notices. All notices, directions, or payments required to be given hereunder shall be made at the addresses first herein set forth, or at such other addresses as may be notified by the parties hereto. Any notice, if sent by mail, shall be deemed delivered on the third business day following mailing, absent postal disruption, and if delivered or sent by facsimile transmission, shall be deem to be given or made on the business day following such delivery or facsimile transmission.

10.2 Time of the Essence. Time shall be of the essence of this Agreement.

10.3 Enforcement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.4 Jurisdiction. This Agreement shall he governed in accordance with the laws of British Columbia.


IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above Written.

E-VISION TECHNOLOGIES INC.

Per: /s/ Kenneth Turpin
-----------------------
Authorized Signature

VISUALANT INCORPORATED

Per: /s/ Ronald P. Erickson
------------------------
Authorized Signature

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SCHEDULE "A"

The Technology:

The CBN alpha-numeric coding system is designed to identify, communicate and formulate color information for a color within one of the color spaces well known in the art, or any other color space as yet un-invented which can be expressed relative to any other known color space, such as for example but not by way of limitation, RGB, CMYK, HAV, HSB, HTML, LUV, LAB, SCF, XYZ, and Bradford-RGB color spaces, into one standardized code which is comprised of encrypted data that is indicative of the color. The code provides highly accurate color information which can be then be used for identification, communication and formualtion purposes. Colorant combinations for coloring one or more colorable products, such as paint, caulk, cement, cosmetics, textiles, or the like can be mathematically quantified and formulated with a high degree of accuracy and repeatability from many sensing sources across many industries or color spaces. The code can be used in a method for directing consumers, as qualified customers, to product providers within an affiliation.

The affiliation includes one or more product providers, such as retailers, wholesalers, or the like. The product providers are capable of receiving the code and producing or providing the colorable product having the color represented by the code. Examples of typical product providers include paint stores, home improvement centers, and department stores.

A consumer is provided with a color specification system such as a computer and software. The color specification system allows the consumer, e.g. an individual or architect, to specify or generate a desired color for the colorable product and thereby supply color information about the desired color to the color specification system. The color specification system converts the color information into the code and provides the code to the consumer. For example, the code can be printed or displayed. Once the consumer has received the code, the consumer is directed to communicate the code to a product provider within the affiliation who has the capability of decoding the code through the use of a formuation system, such as a computer and software. Once the product provider receives the code from the consumer, the product provider supplies the code to the formulation system which then decodes the code to obtain the color information contained within the code.

The Exclusion:

The Licensee shall not use the Technology for the purpose of formulating colors.


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